FORM OF

                           TEMPLETON CHINA WORLD FUND

                     500 East Broward Boulevard, Suite 2100

                       Fort Lauderdale, Florida 33394-3091

Franklin/Templeton Distributors, Inc.
100 Fountain Parkway
St. Petersburg, Florida 33716-1205

Re: Distribution Agreement

Gentlemen:

We are a Delaware statutory trust operating as an open-end management investment company. As such, our company, Templeton China World Fund (referred to herein as the "Company"), comprised of one series (Templeton China World Fund) and any additional series that may be created in the future, is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"). We desire to begin issuing our authorized but unissued shares of beneficial interest (the "Shares") to authorized persons in accordance with applicable Federal and State securities laws. Shares will be made available for the Funds (referred to herein as a "Fund" or collectively as the "Funds") formed as a series of the Company.

You have informed us that your company is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934, as amended, and that your company is a member of the National Association of Securities Dealers, Inc. You have indicated your desire to act as the exclusive selling agent and distributor for the Shares. We have been authorized to execute and deliver this Agreement to you by a resolution of our Board of Trustees passed at a meeting at which a majority of our Trustees, including a majority who are not otherwise interested persons of the Company and who are not interested persons of our investment adviser, its related organizations or with you or your related organizations, were present and voted in favor of the said resolution approving this Agreement.

         1.  APPOINTMENT OF UNDERWRITER. Upon the execution of this
Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive sales agent for our Shares (except for sales made directly by the Funds without sales charge) and agree that we will deliver such Shares as you may sell. You agree to use your best efforts to promote the sale of Shares, but are not obligated to sell any specific number of Shares.

         2. INDEPENDENT CONTRACTOR. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts except that you are authorized to accept orders for the purchase or repurchase of Shares as our agent. You may appoint sub-agents or distribute through dealers or otherwise as you may determine from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase on our behalf or otherwise act as our agent for any purpose. You may allow such sub-agents or dealers such commissions or discounts not exceeding the total sales commission as you shall deem advisable so long as any such commissions or discounts are set forth in our current prospectus to the extent required by the applicable Federal and State securities laws.

         3. OFFERING PRICE. The Shares of the Funds shall be offered for sale at a price equivalent to their respective net asset value (as specified in the Fund's prospectus). On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the Shares which shall be determined in accordance with our then effective prospectus. All Shares will be sold in the manner set forth in our then effective prospectus.

         4. COMPENSATION.

                  A. SALES COMMISSION. You shall be entitled to charge a sales commission on the sale or redemption, as appropriate, of each series and class of each Fund's Shares in the amount of any initial, deferred or contingent deferred sales charge as set forth in our then effective prospectus. You may allow any sub-agents or dealers such commissions or discounts from and not exceeding the total sales commission as you shall deem advisable, so long as any such commissions or discounts are set forth in our current prospectus to the extent required by the applicable Federal and State securities laws. You may also make payments to sub-agents or dealers from your own resources, subject to the following conditions: (a) any such payments shall not create any obligation for or recourse against the Fund or any series or class, and (b) the terms and conditions of any such payments are consistent with our prospectus and applicable federal and state securities laws and are disclosed in our prospectus or statement of additional information to the extent such laws may require.

                  B.  DISTRIBUTION PLANS.  You shall also be
entitled to compensation for your services as provided in any Distribution Plan adopted as to any series and class of any Fund's Shares pursuant to Rule 12b-1 under the 1940 Act.

                      The compensation provided in the Class B Distribution
Plan applicable to Class B Shares (the "Class B Plan") is divided into a distribution fee and a service fee, each of which fees is in compensation for different services to be rendered to the Fund. Subject to the termination provisions in the Class B Plan, the distribution fee with respect to the sale of a Class B Share shall be earned when such Class B Share is sold and shall be payable from time to time as provided in the Class B Plan. The distribution fee payable to you as provided in the Class B Plan shall be payable without offset, defense or counterclaim (it being understood by the parties hereto that nothing in this sentence shall be deemed a waiver by the Fund of any claim the Fund may have against you). You may direct the Fund to cause our custodian to pay such distribution fee to Lightning Finance Company Limited ("LFL") or other persons providing funds to you to cover expenses referred to in Section 2(a) of the Class B Plan and to cause our custodian to pay the service fee to you to cover expenses referred to in Section 2(b) of the Class B Plan.

                      We understand that you intend to assign your right to

receive certain distribution fees with respect to Class B Shares to LFL in exchange for funds that you will use to cover expenses referred to in Section 2(a) of the Class B Plan. In recognition that we will benefit from your arrangement with LFL, we agree that, in addition to the provisions of Section 7
(iii) of the Class B Plan, we will not pay to any person or entity, other than LFL, any such assigned distribution fees related to Class B Shares sold by you prior to the termination of either the Agreement or the Class B Plan. We agree that the preceding sentence shall survive termination of the Agreement.

                  C. With respect to the sales commission on the redemption of Shares of each series and class of Fund as provided in Subsection 4.A. above, we will cause our shareholder services agent (the "Transfer Agent") to withhold from redemption proceeds payable to holders of the Shares all contingent deferred sales charges properly payable by such holders in accordance with the terms of our then current prospectuses and statements of additional information (each such sales charge, a "CDSC"). Upon receipt of an order for redemption, the Transfer Agent shall direct our custodian to transfer such redemption proceeds to a general trust account. We shall then cause the Transfer Agent to pay over to you or your assigns from the general trust account such CDSCs properly payable by such holders as promptly as possible after the settlement date for each such redemption of Shares. CDSCs shall be payable without offset, defense or counterclaim (it being understood that nothing in this sentence shall be deemed a waiver by us of any claim we may have against you.) You may direct that the CDSCs payable to you be paid to any other person.

         5. TERMS AND CONDITIONS OF SALES. Shares of the Funds shall be offered for sale only in those jurisdictions where they have been properly registered or are exempt from registration, and only to those groups of people that the Board of Trustees may from time to time determine to be eligible to purchase such Shares.

         6. PAYMENT OF SHARES. At or prior to the time of delivery of any of our Shares you will pay or cause to be paid to our Custodian or its successor, for our account, an amount in cash equal to the net asset value of such Shares. In the event that you pay for Shares sold by you prior to your receipt of payment from purchasers you are authorized to reimburse yourself for the net asset value of such Shares when received by you.

         7.  PURCHASES FOR YOUR OWN ACCOUNT. You shall not purchase our
Shares for your own account for purposes of resale to the public, but you may purchase Shares for your own investment account upon your written assurance that the purchase is for investment purposes and that the Shares will not be resold except through redemption by us.

         8.  ALLOCATION OF EXPENSES. We will pay the expenses:

                  (a)      Of the preparation of the audited and
                           certified financial statements of our Company to be included in any Post-Effective Amendments ("Amendments") to our Registration Statement under the 1933 Act or 1940 Act, including the prospectus and statement of additional information included therein;

                  (b) Of the preparation, including legal fees, and of printing all Amendments or supplements filed with the U.S. Securities and Exchange Commission, including the copies of the prospectuses included in the Amendments and the first 10 copies of the definitive prospectuses or supplements thereto, other than those necessitated by your (including your "Parent's") activities or Rules and Regulations related to your activities where such Amendments or supplements result in expenses that we would not otherwise have incurred;

                  (c) Of the preparation, printing and distribution of any reports or communications that we send to our existing shareholders; and

                  (d) Of filing and other fees to Federal and State securities regulatory authorities necessary to continue offering our Shares of any of the Funds as you may require in connection with your duties as underwriter.

You will pay the expenses:

                  (a) Of printing the copies of the prospectuses and any supplements thereto and statement of additional information, which are necessary to continue to offer our Shares;

                  (b) Of the preparation, excluding legal fees, and printing of all Amendments and supplements to our prospectuses and statement of additional information if the Amendment or supplement arises from your (including your "Parent's") activities or Rules and Regulations related to your activities and those expenses would not otherwise have been incurred by us;

                  (c) Of printing additional copies, for use by you as sales literature, of reports or other communications that we have prepared for distribution to our existing shareholders; and

                  (d) Incurred by you in advertising, promoting and selling our Shares.

         9. FURNISHING OF INFORMATION. We will furnish to you such information with respect to the Funds and their Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify our Shares for sale to the public under the Blue Sky Laws of jurisdictions in which you may wish to offer them. We will furnish you with annual audited financial statements of our books and accounts certified by independent public accountants, with semiannual financial statements prepared by us, and, from time to time, with such additional information regarding our financial condition as you may reasonably request.

         10. CONDUCT OF BUSINESS. Other than our currently effective prospectus, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of Federal and State securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all such materials prior to their use and no such material shall be published if we shall reasonably and promptly object.

                  You shall comply with the applicable Federal and State laws and regulations where our Shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Conduct Rules of the National Association of Securities Dealers, Inc. and in strict accordance with the applicable provisions of the Agreement and Declaration of Trust and By-Laws of the Company.

                  In the absence of willful misfeasance, bad faith or gross negligence on your part, or of reckless disregard of your obligations hereunder, you shall not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder.

         11. OTHER ACTIVITIES. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

         12. TERM OF AGREEMENT. This Agreement shall become effective on the date of its execution, and shall remain in effect for a period of two (2) years. The Agreement is renewable annually thereafter with respect to the Company on behalf of the Funds for successive periods not to exceed one year (i) by a vote of a majority of the outstanding voting securities of the Company or by a vote of the Board of Trustees of the Company, and (ii) by a vote of a majority of the Trustees of the Company who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as Trustees of the Company), cast in person at a meeting called for the purpose of voting on the Agreement.

                  This Agreement may at any time be terminated by the Company on behalf of a Fund or the Funds without the payment of any penalty, (i) either by vote of the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of the Company on behalf of the Fund or Funds, on 60 days' written notice to you; or (ii) by you on 60 days' written notice to the Company; and shall immediately terminate with respect to the Company in the event of its assignment.

         13. SUSPENSION OF SALES. We reserve the right at all times to suspend or limit the public offering of the Shares of the Funds upon two days' written notice to you.

         14. MISCELLANEOUS. This Agreement shall be subject to the laws of the State of California and shall be interpreted and construed to further promote the operation of the Company as an open-end investment company. As used herein the terms "Net Asset Value", "Offering Price", "Investment Company", "Open-End Investment Company", "Assignment", "Principal Underwriter", "Interested Person", "Parents", "Affiliated Person", and "Majority of the Outstanding Voting Securities" shall have the meanings set forth in the 1933 Act or the 1940 Act and the Rules and Regulations thereunder.

If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed copies, whereupon this will become a binding agreement as of the date set forth below.

                                           Very truly yours,

                                           TEMPLETON CHINA WORLD FUND

                                            By
                                               --------------------------------
                                            Name:
                                            Title:


Accepted:

FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


By ___________________________________________
Name:
Title:
       --------------------------------

DATED:                     ,  200___
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